Exhibit 12

THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                       December 31,                             September 30,
                                     ----------------    -------------------------------------------------------------
(Thousands of Dollars)                         2005             2005        2004        2003         2002       2001

Income before interest
 charges and income taxes                   $105,319          $91,435     $84,196     $80,270      $60,440    $73,742
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         3,585            3,250       2,333       2,873        2,662        313
                                     ----------------    ------------- ----------- ----------- ------------ ----------
           Total Earnings                   $108,904          $94,685     $86,529     $83,143      $63,102    $74,055
                                     ================    ============= =========== =========== ============ ==========

Interest on long-term debt -
  Laclede Gas                               $ 22,570          $22,835     $22,010     $20,169      $20,820    $18,372
Other interest                                 8,868            7,714       6,804       6,802        4,989     10,067
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                         3,585            3,250       2,333       2,873        2,662        313
                                     ----------------    ------------- ----------- ----------- ------------ ----------
       Total Fixed Charges                  $ 35,023          $33,799     $31,147     $29,844      $28,471    $28,752
                                     ================    ============= =========== =========== ============ ==========

Ratio of Earnings to Fixed
 Charges                                        3.11             2.80        2.78        2.79         2.22       2.58

LACLEDE GAS COMPANY

SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                       December 31,                             September 30,
                                     ---------------    --------------------------------------------------------------
(Thousands of Dollars)                        2005            2005        2004         2003         2002        2001

Income before interest
 charges and income taxes                   $78,697         $72,092     $73,956      $76,274      $56,154     $73,742
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                        1,069             938         538          457          315         313
                                     ---------------    ------------ ----------- ------------ ------------ -----------
           Total Earnings                   $79,766         $73,030     $74,494      $76,731      $56,469     $74,055
                                     ===============    ============ =========== ============ ============ ===========

Interest on long-term debt                  $22,570         $22,835     $22,010      $20,169      $20,820     $18,372
Other interest                                5,217           4,076       3,192        3,752        4,285      10,067
Add: One third of
      applicable rentals
      charged to operating
      expense (which
      approximates the
      interest factor)                        1,069             938         538          457          315         313
                                     ---------------
                                                        ------------ ----------- ------------ ------------ -----------
       Total Fixed Charges                  $28,856         $27,849     $25,740      $24,378      $25,420     $28,752
                                     ===============    ============ =========== ============ ============ ===========

Ratio of Earnings to Fixed
 Charges                                       2.76            2.62        2.89         3.15         2.22        2.58